UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

__________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: April 17, 2006

(Date of earliest event reported)

CHEMOKINE THERAPEUTICS CORP.

(Exact name of Registrant as specified in its charter)

Delaware	333-117858	33-0921251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6190 Agronomy Road, Suite 405

University of British Columbia

Vancouver, British Columbia

        V6T 1Z3

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code: (604) 822-0301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On April 17, 2006, Chemokine Therapeutics Corp. issued a press release announcing that it entered into a definitive agreement on April 17, 2006, with Pharmaceutical Products Development, Inc. to re-acquire licensing rights on its compound CTCE-0214 that it had previously granted to PPD, Inc., in April 2003. Further, Pharmaceutical Products Development, Inc., agreed to terminate its right of first refusal on new pharmaceutical products developed by Chemokine Therapeutics Corp. In addition, Chemokine Therapeutics will acquire 2,000,000 shares of series A preferred stock held by Pharmaceutical Product Development, Inc., for a net price of $0.86 per share, unless Pharmaceutical Product Development, Inc., previously converts the preferred shares into common stock and sells such common stock to a third party buyer. Pharmaceutical Product Development, Inc., will continue to hold warrants to purchase 500,000 shares of Chemokine Therapeutics Corp., common stock, but all other contractual relationships between the two companies have been terminated. The effective date of the agreement is April 12, 2006. A copy of the press release is attached hereto as exhibit 99.1.

ITEM 1.02 – Termination of a Material Definitive Agreement

See Item 1.01 above.

ITEM 9.01. Financial Statements and Exhibits.

The following exhibit is furnished with this report on Form 8-K:

Exhibit Number

Description of Exhibit

99.1

Press release dated April 17 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemokine Therapeutics Corp.

Date:

April 18, 2006

By:  /s/ David Karp

David Karp
Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number

Description of Exhibit

99.1

Press release dated April 17, 2006.

Exhibit 99.1

Exhibit 99.1

FOR IMMEDIATE RELEASE
TSX: CTI & OTCBB: CHKT

CHEMOKINE THERAPEUTICS RE-ACQUIRES LICENSING RIGHTS TO CTCE-0214 FROM PPD

Vancouver, BC (April 17, 2006) – Chemokine Therapeutics Corp. (the “Company”) (Toronto Stock Exchange: CTI; OTCBB: CHKT), a biotechnology company developing peptide-based therapies to treat cancer, blood disorders, cardiovascular and infectious disease, announced today that it has entered into a definitive agreement with Pharmaceutical Product Development, Inc. (“PPD”) to re-acquire licensing rights on its compound CTCE-0214 that it had previously granted to PPD in April 2003.  PPD will retain an interest in the CTCE-0214 program through potential future milestone payments.

Under the agreement, Chemokine will pay PPD US$100,000 cash on closing, and up to US$2.5 million in milestone payments as follows:  US$250,000 cash upon the dosing of the first subject in a phase III clinical trial of CTCE-0214; US$250,000 cash upon filing a New Drug Application with the United States Food and Drug Administration (“FDA”) with respect to CTCE-0214; US$1,000,000 cash upon approval by the FDA of CTCE-0214 for any therapeutic use; and 50 percent of the first net sales of CTCE-0214 up to US$1,000,000.

The agreement further provides that Chemokine will buy back the 2,000,000 convertible preferred shares held by PPD for US$0.86 per share, after any commissions. In the alternative, at the option of Chemokine, the agreement provides that PPD may convert some or all of the 2,000,000 convertible preferred shares into common shares and resell the common shares to a third-party buyer, with Chemokine buying back the preferred shares that are not converted by PPD. The transaction will close on or before May 27, 2006.

"We are pleased to reach this agreement with PPD, allowing us full rights to our compound CTCE-0214" said Hassan Salari, President and Chief Executive Officer of Chemokine. "We can now add further value to this program by continuing to develop the compound and exploring the potential licensing of this compound to a major pharmaceutical company with an interest in the multi-billion dollar immune system recovery market.  In addition, the removal of the preferred shares from our balance sheet improves the capital structure for our common shareholders. Further, termination of existing licensing agreement with PPD enables Chemokine to enter into licensing discussions with major pharmaceutical companies on our other products, without the encumbrance of the existing PPD right of first negotiation.”

Under the original agreement of 2003, PPD invested US$2.7 million and acquired an option to license and develop CTCE-0214 upon completion of phase I clinical trials.  The original agreement provided for milestone payments of up to a total of US$15,000,000 to Chemokine.  Further PPD received 2,000,000 convertible preferred shares of Chemokine and the right of first negotiation on any other drug candidates developed by Chemokine. PPD also received warrants for the purchase of 500,000 common shares of Chemokine at Cdn$1.00, which PPD will continue to hold after the closing of this transaction.

“This agreement allows PPD to have a continued interest in the CTCE-0214 program through future potential milestone payments,” said Fred Eshelman, chief executive officer of PPD.  “Given that our drug development focus has changed since we acquired the right to license CTCE-0214 in 2003, further development of this compound is best done in the hands of Chemokine with a major pharma company focused in the area.”

This press release is not an offer of securities for sale. Neither PPD’s preferred shares nor the common shares into which the preferred shares are convertible have been registered with the Securities and Exchange Commission. Neither the preferred shares of the Company nor the common shares of the Company into which the preferred shares are convertible may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

About CTCE-0214

Chemokine’s drug CTCE-0214 is designed to mobilize white blood cells and stem cells for patients with low white blood cell count and those requiring stem cell transplantation. CTCE-0214 is a stable peptide agonist of stromal cell-derived factor-1 (SDF-1), a key signaling molecule in the proliferation, homing, engraftment and expansion of hematopoietic stem cells and white blood cells. SDF-1 is also believed to work as a traffic controller for infection-fighting white blood cells and progenitor cell migration providing an essential function to combat immunosuppression. CTCE-0214, based on Chemokine’s preclinical research, mimics the activity of the natural chemokine SDF-1 by increasing the level of white blood cells (neutrophils), bleeding prevention cells (platelets) and stem cells (primitive blood forming cells) in the blood. As a result of promising data obtained from an initial phase Ia study, the Company has launched a phase Ib study to evaluate the safety and preliminary efficacy of the drug. The Company has commenced dosing subjects in the first of a three-stage protocol that will include at least 50 volunteers. The study will allow the Company to evaluate the safety, pharmacodynamics, and pharmacokinetic profile of CTCE-0214 as a single injection, multi-dose, and in combination with granulocyte colony stimulating factor (G-CSF). The study will provide direction for further development and the potential benefit to patients requiring rapid immune system cells recovery as well as those requiring stem cell transplantation.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drugs that harness the therapeutic potential of stem cells through chemokine pathways. Chemokines are a class of proteins which signal biological responses from stem cells that play a critical role in the growth, differentiation and maturation of cells necessary for fighting infection, as well as tissue repair and regeneration. Stem cells are the master primitive cells that give rise to all of the cells and organs in the body. Chemokines are one of the major mediators of stem cell activity including stem cell growth, differentiation and maturation. Chemokine Therapeutics is a leader in research in this field. The Company has five product candidates; its two lead product candidates are in clinical trials, CTCE-0214, for enhancing the immune system, and CTCE-9908, to prevent the spread of cancer and its continued growth.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Chemokine Therapeutics Corp. David Karp Chief Financial Officer Phone: (604) 822-3347 E-mail: dkarp@chemokine.net	Frederica Bell Director of Investor Relations Phone: (604) 827-3131 E-mail: fbell@chemokine.net Internet: www.chemokine.net